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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 15, 1999 in the Registration Statement (Form F-4) and related Prospectus of Willis Corroon Group Limited, Willis Corroon Partners and Willis Corroon Corporation for the registration of $550,000,000 of Willis Corroon Corporation's 9% Senior Subordinated Notes Due 2009.

                                          ERNST & YOUNG

London, England
March 15, 1999